UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

2017 Annual Meeting of Stockholders

On June 22, 2017, Intellinetics, Inc., a Nevada corporation (the “Company”), held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). A total of 17,376,012 shares of Common Stock, par value $.001 per share, were issued and outstanding on April 25, 2017, the record date for the 2017 Annual Meeting, and were entitled to vote thereat, of which 11,776,911 shares were present, in person or by proxy, thus constituting a quorum at the 2017 Annual Meeting.

Set forth below are the voting results on each of the three proposals submitted to and voted upon by the stockholders at the 2017 Annual Meeting, which proposals are described in the Company’s Proxy Statement for the 2017 Annual Meeting:

Proposal 1: Election of Directors

The following nominees were elected as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified, by the vote set forth below:

	For	Withheld	Broker Non-Votes
Matthew L. Chretien	9,918,809	3	1,858,099
Rye D’Orazio	9,918,809	3	1,858,099
Robert C. Schroeder	9,918,809	3	1,858,099
Sophie Pibouin	9,918,809	3	1,858,099
Murray Gross	9,918,809	3	1,858,099

  Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers

The compensation of the Company’s named executive officers was approved, on an advisory, non-binding basis, by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
9,901,112	945	16,800	1,858,054

  Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment by the Audit Committee of GBQ Partners LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified, by the vote set forth below:

For	Against	Abstain
11,776,908	0	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: June 27, 2017